Exhibit 10.9

FORM OF EMPLOYMENT AGREEMENT STOCK OPTION

This Employment Agreement Stock Option, dated as of                , is by and between MediCor Ltd., and it’s subsidiaries (collectively, the “Corporation”) and                              (the “Employee”)

Effective as of                           (the “Effective Date”), the Employee will receive an Employment Option (the “Option”)                                                                                                                                 (                  ) shares of the Corporation’s Common Stock, at a composite price of              DOLLARS AND                 CENTS ($    .     ) per share to be vested as follows: 25% PER YEAR FOR EACH FULL YEAR OF EMPLOYMENT FROM THE EMPLOYMENT DATE OF THE EMPLOYMENT AGREEMENT.

The Option will expire seven (7) years from the Effective Date identified herein, or upon termination of employment (as herein provided), whichever first occurs. The Option is not a part of the Corporation’s Stock Compensation Plan (if any), are not transferable and may be exercised only by the Employee, the Employee’s executor or spouse. Continued employment with the Corporation is a condition of the vesting of the Options. The Option may be exercised within six (6) months of the termination of employment of the Employee, unless the Employee’s employment is terminated “For Cause” as provided in Section         of the Employee’s Employment Agreement, in which case the unvested portion of the Option terminates at the date of termination of the Employee. The Employee will execute such other documents and make such representations as may be required for securities or other regulatory compliance.

The number of shares and the option price subject to the Option, shall be adjusted for any stock dividend, split-up, combination or exchange of shares, or any other similar change.

In the event of a Change of Control in ownership of the Corporation (defined for the purpose of this Agreement as the purchase of more than fifty percent (50%) of the Corporation’s outstanding shares by a shareholder who, at the date of this Agreement is not a shareholder of the Corporation), all shares of the Option shall vest and be available for purchase within thirty (30) days of notification by the Corporation to the Employee of the Change of Control.

IN WITNESS WHEREOF, the parties hereto have executed this Exhibit C to Employment Agreement to be effective as of the           day of                      .

CORPORATION:
MediCor Ltd.

By:
Donald K. McGhan
Title:	Chairman of the Board

EMPLOYEE:

Exhibit       to Employment Agreement